Exhibit 99.1

Contact:	Mary Skafidas Investor and Public Relations (212) 521-2788

    NEWS RELEASE

LOEWS CORPORATION REPORTS NET INCOME OF

$1.16 BILLION FOR 2017

NET INCOME FOR 2017 OF $964 MILLION EXCLUDING SIGNIFICANT TAX ITEM

NEW YORK, February 12, 2018—Loews Corporation (NYSE:L) today reported net income for the year ended December 31, 2017 of $1.16 billion, or $3.45 per share, compared to $654 million, or $1.93 per share, in the prior year. Net income for the three months ended December 31, 2017 was $481 million, or $1.43 per share, compared to $290 million, or $0.86 per share, in the prior year period.

Net income for the three months and year ended December 31, 2017 includes a significant net benefit of $200 million, or $0.59 per share, resulting from the enactment on December 22, 2017 of the Tax Cuts and Jobs Act of 2017 (the “Tax Act”) (a). The net benefit primarily relates to the remeasurement of Loews’s net deferred tax liability precipitated by the lowering of the U.S. federal corporate tax rate. Page seven of this release shows the impact of the remeasurement by segment.

Excluding the impact of the Tax Act, net income for the three months and year ended December 31, 2017 would have been $281 million and $964 million, or $0.83 and $2.86 per share.

Book value per share increased to $57.83 at December 31, 2017 from $53.96 at December 31, 2016. Book value per share excluding accumulated other comprehensive income (“AOCI”) increased to $57.91 at December 31, 2017 from $54.62 at December 31, 2016.

(a)	Represents the estimated impact of the Tax Act; the estimate may be refined in future periods as further information becomes available.

CONSOLIDATED HIGHLIGHTS

	December 31,
	Three Months		Years Ended
(In millions, except per share data)	2017	2016	2017	2016

Net income before impact of the Tax Act	$281	$290	$964	$654
Net benefit related to the Tax Act	200		200

Net income attributable to Loews Corporation	$481	$290	$1,164	$654

Net income per share	$1.43	$0.86	$3.45	$1.93

	December 31, 2017	December 31, 2016

Book value per share	$57.83	$53.96
Book value per share excluding AOCI	57.91	54.62

Three Months Ended December 31, 2017 Compared to 2016

Net income for the three months ended December 31, 2017 increased as compared to the prior year period mainly due to the impact of the Tax Act. Absent this net tax benefit, net income decreased $9 million as higher earnings at CNA Financial Corporation and Loews Hotels & Co were offset by lower results at Diamond Offshore Drilling, Inc.

CNA’s earnings were affected by a $78 million net charge related to the Tax Act. Absent this charge, earnings increased due to higher favorable net prior year development and improved current accident year underwriting results from its property and casualty operations, partially offset by lower net investment income.

Diamond Offshore’s earnings were affected by a $36 million net charge related to the Tax Act. Absent this charge, earnings decreased due to lower contract drilling revenue, higher contract drilling expense, an impairment charge related to the carrying value of a drilling rig and restructuring and separation costs.

Boardwalk Pipeline’s earnings were affected by a $294 million net benefit related to the Tax Act. Absent this benefit, earnings were consistent with the prior year as higher revenues from growth projects recently placed into service were offset by a decrease in storage and parking and lending revenues and a decrease in revenues associated with the sale of the Flag City processing plant and the restructuring of a firm transportation customer contract. Earnings were helped by lower interest expense.

Loews Hotels’ earnings were affected by a $27 million net benefit related to the Tax Act. Absent this benefit, earnings increased due to improved performance at several large properties, including the Loews Miami Beach Hotel which had been under renovation in the prior year quarter, and higher equity income from the Universal Orlando joint venture properties.

Income generated by the parent company investment portfolio was consistent with the prior year and reflects lower performance from limited partnership investments, offset by improved results from gold-related securities.

Corporate and other results were affected by a $7 million net charge related to the Tax Act. Absent this charge, operating expenses decreased mainly due to the timing of compensation accruals.

Years Ended December 31, 2017 Compared to 2016

Net income for the year ended December 31, 2017 increased as compared to the prior year partially due to the net benefit from the Tax Act as discussed above. Absent the benefit, net income increased $310 million primarily from higher earnings at CNA, Loews Hotels and Diamond Offshore.

The following discussion excludes the impact on each segment of the Tax Act, which is included in the quarterly discussion.

CNA’s earnings increased due to improved non-catastrophe current accident year underwriting results from its property and casualty operations, higher net investment income driven by improved limited partnership results, higher realized investment gains and lower adverse reserve development from CNA’s 2010 asbestos and environmental pollution loss portfolio transfer. These increases were partially offset by higher net catastrophe losses and a charge related to the early redemption of debt in the third quarter of 2017.

Diamond Offshore’s results improved due to a $235 million decrease in asset impairment charges and lower depreciation expense resulting mainly from the asset impairment charges taken in 2016 and in the first half of 2017 that reduced the depreciable asset base. These increases were partially offset by lower contract drilling revenue, higher contract drilling expense, higher interest expense and a charge related to the early redemption of debt in the third quarter of 2017.

Boardwalk Pipeline’s earnings decreased slightly due to the loss on sale of the Flag City processing plant in the second quarter of 2017, lower storage and parking and lending revenues and a decrease in revenues related to the restructuring of a firm transportation customer contract, mostly offset by revenues from growth projects recently placed into service. Boardwalk also benefited from lower interest expense due to higher capitalized interest related to growth projects.

Loews Hotels’ earnings increased primarily due to higher joint venture equity income, which included a net benefit of $14 million (after tax) primarily related to an asset sale in the first quarter of 2017. Improved performance at several large properties, including the completion of renovations at the Loews Miami Beach Hotel in early 2017, also drove the increase.

Income generated by the parent company investment portfolio was consistent with the prior year.

Corporate and other results decreased due to higher operating expenses from costs related to the acquisition of Consolidated Container in May 2017.

SHARE REPURCHASES

At December 31, 2017, there were 332.1 million shares of Loews common stock outstanding. For the three months and year ended December 31, 2017, the Company repurchased 4.6 million and 4.8 million shares of its common stock at an aggregate cost of $231 million and $237 million. From January 1, 2018 to February 9, 2018, the Company repurchased an additional 4.3 million shares of its common stock at an aggregate cost of $218 million. Depending on market conditions, the Company may from time to time purchase shares of its and its subsidiaries’ outstanding common stock in the open market or otherwise.

CONFERENCE CALLS

A conference call to discuss the fourth quarter results of Loews Corporation has been scheduled for today at 11:00 a.m. EST. A live webcast will be available at www.loews.com. Those interested in participating in the question and answer session should dial (877) 692-2592, or for international callers, (973) 582-2757. The conference ID number is 2381305. An online replay will also be available on the Loews Corporation’s website following the call.

A conference call to discuss the fourth quarter results of CNA has been scheduled for today at 10:00 a.m. EST. A live webcast will be available at www.cna.com. Those interested in participating in the question and answer session should dial (888) 572-7025, or for international callers, (719) 325-2420.

A conference call to discuss the fourth quarter results of Boardwalk Pipeline has been scheduled for today at 9:30 a.m. EST. A live webcast will be available at www.bwpmlp.com. Those interested in participating in the question and answer session should dial (855) 793-3255 or for international callers, (631) 485-4925. The conference ID number is 7483909.

A conference call to discuss the fourth quarter results of Diamond Offshore has been scheduled for today at 8:30 a.m. EST. A live webcast will be available at www.diamondoffshore.com. Those interested in participating in the question and answer session should dial (844) 492-6043, or for international callers, (478) 219-0839. The conference ID number is 7894978.

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ABOUT LOEWS CORPORATION

Loews Corporation is a diversified company with three publicly-traded subsidiaries – CNA Financial Corporation (NYSE: CNA), Diamond Offshore Drilling, Inc. (NYSE: DO) and Boardwalk Pipeline Partners, LP (NYSE: BWP) – and two non-public operating subsidiaries – Loews Hotels & Co and Consolidated Container Company LLC. For more information, please visit www.loews.com.

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FORWARD-LOOKING STATEMENTS

Statements contained in this press release which are not historical facts are “forward-looking statements” within the meaning of the federal securities laws. Forward-looking statements are inherently uncertain and subject to a variety of risks that could cause actual results to differ materially from those expected by management of the Company. A discussion of the important risk factors and other considerations that could materially impact these matters as well as the Company’s overall business and financial performance can be found in the Company’s reports filed with the Securities and Exchange Commission and readers of this release are urged to review those reports carefully when considering these forward-looking statements. Copies of these reports are available through the Company’s website (www.loews.com). Given these risk factors, investors and analysts should not place undue reliance on forward-looking statements. Any such forward-looking statements speak only as of the date of this press release. The Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statement to reflect any change in the Company’s expectations with regard thereto or any change in events, conditions or circumstances on which any forward-looking statement is based.

Loews Corporation and Subsidiaries

Selected Financial Information

	December 31,
	Three Months		Years Ended
(In millions)	2017	2016	2017	2016
Revenues:
CNA Financial (a)	$2,447	$2,400	$9,583	$9,384
Diamond Offshore	356	390	1,500	1,589
Boardwalk Pipeline	338	355	1,325	1,316
Loews Hotels	172	154	682	667
Investment income and other (b)	242	39	645	149

Total	$3,555	$3,338	$13,735	$13,105

Income (Loss) Before Income Tax:
CNA Financial (a) (c) (d) (e)	$409	$317	$1,314	$1,141
Diamond Offshore (e) (f)	(35)	79	(22)	(471)
Boardwalk Pipeline (g)	83	88	293	298
Loews Hotels	18	5	65	22
Investment income, net	37	38	146	146
Corporate and other (b)	(51)	(66)	(214)	(200)

Total	$461	$461	$1,582	$936

Net Income (Loss) Attributable to Loews Corporation:
CNA Financial (a) (c) (d) (e)	$193	$217	$801	$774
Diamond Offshore (e) (f)	(52)	58	(27)	(186)
Boardwalk Pipeline (g)	320	27	380	89
Loews Hotels	40	5	64	12
Investment income, net	25	25	97	97
Corporate and other (b)	(45)	(42)	(151)	(132)

Net income attributable to Loews Corporation	$481	$290	$1,164	$654

(a)	Includes realized investment gains of $29 million ($18 million after tax and noncontrolling interests) and $32 million ($23 million after tax and noncontrolling interests) for the three months ended December 31, 2017 and 2016 and realized investment gains of $122 million ($74 million after tax and noncontrolling interests) and $62 million ($39 million after tax and noncontrolling interests) for the years ended December 31, 2017 and 2016.
(b)	Includes the financial results of Consolidated Container Company since its acquisition on May 22, 2017, corporate interest expense and other unallocated corporate expenses.
(c)	Includes gains of $8 million ($5 million after tax and noncontrolling interests) and $13 million ($8 million after tax and noncontrolling interests) for the three months ended December 31, 2017 and 2016 and gains of $8 million ($5 million after tax and noncontrolling interests) and a loss of $93 million ($54 million after tax and noncontrolling interests) for the years ended December 31, 2017 and 2016 related to the 2010 retroactive reinsurance agreement to cede CNA’s legacy asbestos and environmental pollution liabilities.
(d)	Includes net catastrophe losses of $380 million ($231 million after tax and noncontrolling interests) and $165 million ($100 million after tax and noncontrolling interests) for the years ended December 31, 2017 and 2016.
(e)	Includes a loss on the early redemption of debt of $42 million ($24 million after tax and noncontrolling interests) at CNA and $35 million ($11 million after tax and noncontrolling interests) at Diamond Offshore for the year ended December 31, 2017.
(f)	Includes asset impairment charges of $28 million ($9 million after tax and noncontrolling interests) for the three months ended December 31, 2017 and $100 million ($32 million after tax and noncontrolling interests) and $680 million ($267 million after tax and noncontrolling interests) for the years ended December 31, 2017 and 2016 related to the carrying value of Diamond Offshore’s drilling rigs.
(g)	Includes a loss of $47 million ($15 million after tax and noncontrolling interests) related to the sale of a processing facility for the year ended December 31, 2017.

Loews Corporation and Subsidiaries

Consolidated Financial Review

	December 31,
	Three Months		Years Ended
(In millions, except per share data)	2017	2016	2017	2016
Revenues:
Insurance premiums	$1,803	$1,728	$6,988	$6,924
Net investment income	543	565	2,182	2,135
Investment gains	29	32	122	50
Contract drilling revenues	338	384	1,451	1,525
Other revenues (a)	842	629	2,992	2,471

Total	3,555	3,338	13,735	13,105

Expenses:
Insurance claims and policyholders’ benefits (b) (c)	1,257	1,334	5,310	5,283
Contract drilling expenses	204	174	802	772
Other operating expenses (a) (d) (e) (f)	1,633	1,369	6,041	6,114

Total	3,094	2,877	12,153	12,169

Income before income tax	461	461	1,582	936
Income tax (expense) benefit (g)	70	(49)	(170)	(220)

Net income	531	412	1,412	716
Amounts attributable to noncontrolling interests	(50)	(122)	(248)	(62)

Net income attributable to Loews Corporation	$481	$290	$1,164	$654

Net income per share attributable to Loews Corporation	$1.43	$0.86	$3.45	$1.93

Weighted average number of shares	336.80	337.50	337.50	338.31

(a)	Includes the financial results of Consolidated Container Company since its acquisition on May 22, 2017.
(b)	Includes gains of $8 million ($5 million after tax and noncontrolling interests) and $13 million ($8 million after tax and noncontrolling interests) for the three months ended December 31, 2017 and 2016 and gains of $8 million ($5 million after tax and noncontrolling interests) and a loss of $93 million ($54 million after tax and noncontrolling interests) for the years ended December 31, 2017 and 2016 related to the 2010 retroactive reinsurance agreement to cede CNA’s legacy asbestos and environmental pollution liabilities.
(c)	Includes net catastrophe losses of $380 million ($231 million after tax and noncontrolling interests) and $165 million ($100 million after tax and noncontrolling interests) for the years ended December 31, 2017 and 2016.
(d)	Includes asset impairment charges of $28 million ($9 million after tax and noncontrolling interests) for the three months ended December 31, 2017 and $100 million ($32 million after tax and noncontrolling interests) and $680 million ($267 million after tax and noncontrolling interests) for the years ended December 31, 2017 and 2016 related to the carrying value of Diamond Offshore’s drilling rigs.
(e)	Includes a loss of $47 million ($15 million after tax and noncontrolling interests) related to the sale of a processing facility for the year ended December 31, 2017.
(f)	Includes an aggregate loss on the early redemption of debt of $77 million ($35 million after tax and noncontrolling interests) at CNA and Diamond Offshore for the year ended December 31, 2017.
(g)	Includes a one-time, non-cash benefit of $200 million for the three months and year ended December 31, 2017 as a result of the enactment of the Tax Act on December 22, 2017.

Loews Corporation and Subsidiaries

Tax Act Impact on Net Income

	December 31,
	Three Months		Years Ended
(In millions)	2017	2016	2017	2016
Net Income (Loss) Attributable to Loews Corporation:
CNA Financial	$193	$217	$801	$774
Diamond Offshore	(52)	58	(27)	(186)
Boardwalk Pipeline	320	27	380	89
Loews Hotels	40	5	64	12
Investment income, net	25	25	97	97
Corporate and other	(45)	(42)	(151)	(132)

Total	$481	$290	$1,164	$654

Tax Act (Charge) Benefit:
CNA Financial (a)	$(78)	$—	$(78)	$—
Diamond Offshore (b)	(36)		(36)
Boardwalk Pipeline (c)	294		294
Loews Hotels (a)	27		27
Investment income, net	—		—
Corporate and other (a)	(7)		(7)

Total	$200	$—	$200	$—

Net Income (Loss) Before Impact of the Tax Act:
CNA Financial	$271	$217	$879	$774
Diamond Offshore	(16)	58	9	(186)
Boardwalk Pipeline	26	27	86	89
Loews Hotels	13	5	37	12
Investment income, net	25	25	97	97
Corporate and other	(38)	(42)	(144)	(132)

Total	$281	$290	$964	$654

(a)	Reflects the net result of applying the reduced U.S. federal corporate tax rate to deferred tax assets and liabilities.
(b)	In addition to recognizing a benefit due to applying a lower tax rate to a net deferred tax liability, Diamond Offshore recognized a charge for the one-time mandatory deemed repatriation of foreign earnings. A charge was also recognized at the holding company level for the impact of the changing rates on the differential between the book basis and tax basis in Diamond Offshore, which for segment reporting purposes, is reflected within the Diamond Offshore segment.
(c)	Consists primarily of the result of applying the reduced U.S. federal corporate tax rate to deferred tax liabilities incurred at the holding company level. These deferred tax liabilities were built up over the past decade primarily due to Boardwalk Pipeline’s capital projects. For segment reporting purposes, this is reflected within the Boardwalk Pipeline segment.